UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2007
BRADY CORPORATION
(Exact name of registrant as specified in its charter)
Commission File Number 1-14959

Wisconsin (State of Incorporation)	39-0971239 (IRS Employer Identification No.)
6555 West Good Hope Road
Milwaukee, Wisconsin 53223
(Address of Principal Executive Offices and Zip Code)
(414) 358-6600
(Registrant’s Telephone Number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
On March 23, 2007, Brady Corporation completed the private placement of $150 million in ten-year notes at 5.33 percent to institutional investors. The notes will be amortized in equal installments over 7 years, beginning in 2011. The notes have been fully and unconditionally guaranteed on an unsecured basis by Brady Corporation’s domestic subsidiaries. Brady intends to use the net proceeds of the offering to reduce outstanding indebtedness under its revolving credit facilities and to fund its ongoing strategic growth plan. The sale was exempt from the registration requirements of the Securities Act of 1933. The notes will not be registered for resale and may not be resold absent such registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Second Supplement to Note Purchase Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. Further information is included in Brady’s press release filed as Exhibit 99.1 to this report and incorporated herein by reference.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)      Exhibits.
The following are furnished as Exhibits to this Report.

Exhibit No.	Description of Exhibit

10.1	Second Supplement to Note Purchase Agreement.

99.1	Press Release of Brady Corporation, dated March 23, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION
Date: March 26, 2007	/s/ David Mathieson
David Mathieson
Vice President & Chief Financial Officer